United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2011

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01.  Entry into Material Definitive Agreement

On June 30, 2011, iSecureTrac Corp. (the “Company”) entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Crestpark LP, Inc., a Delaware corporation (“Crestpark”), pursuant to which Crestpark has converted all but $2,000,000 of the $14,891,086 principal balance of the long-term debt borrowed by the Company from Crestpark pursuant to an Amended and Restated Promissory Note, dated December 31, 2010 (the “Promissory Note”), plus the $540,978 of interest accrued thereon as of June 30, 2011, into 1,221,097 shares of the Company’s Series D 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Series D Preferred Stock”), the terms of which are more fully described under Item 3.02 of this Report on Form 8-K, all of which is incorporated by reference into this Item 1.01.  The $2,000,000 remaining principal balance of the Promissory Note remains subject to all the terms and conditions thereof and of that certain Credit and Security Agreement by and between the Company and Crestpark, dated October 29, 2007, as amended by a First Amendment to Credit and Security Agreement, dated December 18, 2007, and a Second Amendment to Credit and Security Agreement, dated December 31, 2010 (the “Credit and Security Agreement”), including the first priority security interest in the assets of the Company granted thereby.  The remaining principal of the Promissory Note will be classified as “Fixed Tranche” borrowings under the terms of the Promissory Note and, as such, will continue to bear interest at a fixed rate of 9.5% per annum, with such interest being payable at maturity of the Promissory Note on January 1, 2015 along with the outstanding principal balance.

In addition, the Conversion Agreement provided that $1,217,086 borrowed by the Company as of June 24, 2011 under the terms of that certain Loan Agreement by and between the Company and Crestpark, dated as of November 10, 2008, as amended by a First Amendment to Loan Agreement, dated November 4, 2009, a Second Amendment to Loan Agreement, dated August 4, 2010, a Third Amendment to Loan Agreement, dated October 8, 2010, and Fourth Amendment to Loan Agreement, dated December 31, 2010 (as amended, the “Revolver”), was converted into 110,717 shares of Series D Preferred Stock as of June 30, 2011.  Under the terms of the Revolver, Crestpark made up to $1,468,788 available to the Company on a revolving basis for working capital needs.  After the conversion of the $1,217,886 borrowed under the Revolver as of June 24, 2011 into Series D Preferred Stock, the Company may continue to borrow and reborrow the remaining $250,902 available under the Revolver as of that date in accordance with the terms and conditions of the Revolver.  The Revolver matures on January 1, 2015 and any borrowings thereunder will bear interest at a fixed noncompounded rate of 12% per annum, payable quarterly.  The Company also pays a fee of 0.25% per annum on the unused portion of the Revolver.  Borrowings on the Revolver are unsecured.

The Conversion Agreement amends the terms of the Promissory Note, the Credit and Security Agreement and the Loan Agreement to the extent necessary to effectuate the terms set forth above.  No other provisions of the Promissory Note, the Credit and Security Agreement and the Loan Agreement have been amended pursuant to the Debt Conversion Agreement.

The Debt Conversion resulted in a reduction in the Company’s current liabilities of $1,286,427 and long-term debt of $13,363,523 and a corresponding $14,649,950 increase in stockholders’ equity as of June 30, 2011.  In addition, the Debt Conversion is expected to reduce the Company’s annual interest expense by approximately $1,158,000, of which approximately $409,000 would have been payable in cash on a quarterly basis.  A pro forma summary balance sheet of the Company, as of March 31, 2011, reflecting the effects of the Debt Conversion is set forth in the Press Release attached as Exhibit 99.1 to this Report on Form 8-K.

In connection with the issuance of the shares of Series D Preferred Stock, Crestpark became a party to a certain Amended and Restated Registration Rights Agreement, dated June 30, 2011, by and among the Company, Crestpark and Mykonos 6420 LP (“Mykonos”), the holder of all outstanding shares the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Series C Preferred Stock”), pursuant to which Crestpark and Mykonos have been granted certain rights to have the shares of common stock into which the Series D Preferred Stock and Series C Preferred Stock held by them, respectively, registered for sale pursuant to the Securities Act of 1933, as amended.

Crestpark is an affiliate of Mykonos.  Mykonos has appointed a majority of the Company’s Board of Directors pursuant to its right to do so as the holder of all outstanding shares the Company’s Series C Preferred Stock.  As a result of the Debt Conversion, Crestpark, as the holder of all of the issued and outstanding shares of the Series D Preferred Stock, will have the right to vote with Mykonos with respect to the appointment of four of the Company’s seven directors.  The terms of the Conversion Agreement were negotiated and approved by a Special Committee of the Board of Directors consisting of a disinterested director.  Among other things, the Special Committee obtained an opinion from Stern Brothers Valuation Advisors that the terms of the recapitalization transaction, consisting of the Debt Conversion and the amendments to the terms of the Series C Preferred Stock described in Item 5.03 of this Report on Form 8-K, are fair, from a financial point of view, to the common stock shareholders of the Company.

Item 3.02.  Unregistered Sale of Equity Securities.

As reported above under Item 1.01 of this Report on Form 8-K, all of which is incorporated by reference into this Item 3.02, on June 30, 2011, the Company issued 1,331,814 shares of it Series D Preferred Stock to Crestpark as a result of the conversion of (i) $12,891,086 of the principal balance of the Promissory Note, (ii) $540,978 of accrued interest on the Promissory Note and (iii) $1,217,886 borrowed by the Company under the Revolver as of June 24, 2011.  The shares of Series D Preferred Stock were issued at a price of $11.00 per share.  The shares of Series D Preferred Stock were issued to Crestpark in a transaction that was exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof.  In connection therewith, Crestpark has represented that it acquired the shares of Series D Preferred Stock for its own account and not with a view toward resale and that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Each share of the Company’s Series D Preferred Stock issued to Crestpark is convertible, at any time at the election of Crestpark, into 18.644068 shares of the Company’s common stock, subject to adjustment under standard antidilution protection provisions.  The terms of the Series D Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of Preferred Stock Designated Series D 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Series D Certificate of Designation”), which is described in more detail in Item 5.03 of this Report on Form 8-K, all of which is incorporated by reference into this Item 3.02.

As described in more detail in Item 5.03 of this Report on Form 8-K, all of which is incorporated by reference into this Item 3.02, on June 30, 2011, the Company amended the Certificate of Designation for the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Series C Certificate of Designation”) to, among other things, make all dividends on the Series C Preferred Stock, and interest on unpaid accrued dividends, payable in additional shares of Series C Preferred Stock.  Acting pursuant to this amendment to the Series C Certificate of Designation, the Company’s board of directors has declared a dividend of 588,163 shares of Series C Preferred Stock payable on June 30, 2011 to the holders of record of the 1,000,000 issued and outstanding shares of the Series C Preferred Stock as of that date.  The additional shares of Series C Preferred Stock were issued in payment of the $6,469,790 of dividends and interest that had accrued as of June 30, 2011 on the 1,000,000 shares of Series C Preferred Stock issued to Mykonos on June 27, 2005.  The additional shares of Series C Preferred Stock were issued at a price of $11.00 per share which is equal to the price per share paid by Mykonos for the original 1,000,000 shares of Series C Preferred Stock issued to it.  The issuance of the additional shares of Series C Preferred Stock to Mykonos was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Mykonos has appointed a majority of the Company's Board of Directors pursuant to its right to do so as the holder of all outstanding shares the Company’s Series C Preferred Stock.  Crestpark is an affiliate of Mykonos.  The amendment to the term of the Series C Preferred Stock to provide for the payment of accrued dividends and interest on the Series C Preferred Stock in kind with additional shares of Series C Preferred Stock and the terms under which Series D Preferred Stock was issued in conversion of the debt evidence by the Promissory Note and the Revolver were negotiated and approved by a Special Committee of the Board of Directors consisting solely of a disinterested director.  Among other things, the Special Committee obtained an opinion from Stern Brothers Valuation Advisors that the terms of the recapitalization transaction, consisting of the Debt Conversion described in Item 1.01 of this Report on Form 8-K and the amendments to the terms of the Series C Preferred Stock described in Item 5.03 of this Report on Form 8-K, are fair, from a financial point of view, to the common stock shareholders of the Company.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws, Changes in Fiscal Year.

On June 30, 2011, the Company filed an Amended and Restated Certificate of Designation, Preferences and Rights of Preferred Stock Designated Series C 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Amended Series C Certificate of Designation”) which amended and restated in its entirety the original Series C Certificate of Designation.  The Amended Series C Certificate of Designation designates 2,800,000 of the total 5,000,000 authorized shares of the Company’s preferred stock are now designated as Series C Preferred Stock.  Previously, only 1,000,000 shares of the Company’s authorized preferred stock was designated as Series C Preferred Stock.  In addition, the Amended Series C Certificate of Designation:

(a)           eliminates the right of the holders of Series C Preferred Stock to cause the Company redeem their shares of Series C Preferred Stock for cash on the tenth anniversary of the issue date of the Series C Preferred Stock.  This right would have given Mykonos the right to have its 1,000,000 shares Series C Preferred Stock redeemed on June 27, 2015 for a cash payment of $23,750,000 assuming dividends had continued to accrue on these shares with interest as provided in the original Series C Certificate of Designation;

(b)           provides that dividends on the Series C Preferred Stock shall be payable in additional shares of Series C Preferred Stock, rather than cash, in an amount per share equal to 0.08 shares of Series C Preferred Stock per annum compounded annually.  Dividends on shares of Series C Preferred Stock shall be payable, when, as and if declared by the Board of Directors of the Corporation yearly on the last day of June in each year; and

(c)           provides that the holders of the Series C Preferred Stock will vote with the holders of the Series D Preferred Stock, as single class, with respect to the appointment of four of the seven directors of the Company until the earliest date on which either (i) less than an aggregate of 500,000 shares of Series C Preferred Stock and Series D Preferred Stock remain outstanding or (ii) the holders of record of a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting as a single class, elect to eliminate their right to appoint such directors.  The right to appoint these four directors was previously exercised exclusively by the holders of the Series C Preferred Stock.

The provisions of the original Series C Certificate of Designation not amended by the Amended Certificate of Designation remain in full force and effect.  A copy of the Amended Certificate of Designation is attached hereto as Exhibit 4.1 and sets out all of the terms of the Series C Preferred Stock, as amended.

The elimination of the mandatory redemption feature of the Series C Preferred Stock will allow the Series C Preferred Stock to be treated as equity rather than debt on the Company’s balance sheet as of June 30, 2011.  A pro forma summary balance sheet of the Company, as of March 31, 2011, reflecting the effects of the change in accounting treatment of the Series C Preferred Stock is set forth in the Press Release attached as Exhibit 99.1 to this Report on Form 8-K.

In addition, on June 30, 2011, the Company filed a Certificate of Designation, Preferences and Rights of Preferred Stock Designated Series D 8% Cumulative, Compounding Exchangeable Preferred Stock with the Secretary of State of the State of Delaware.  The Series D Certificate of Designation designates 2,200,000 shares of the Company’s 5,000,000 authorized shares of preferred stock as Series D Preferred Stock and sets forth the rights and preferences associated with the Series D Preferred Stock.  These rights and preferences are essentially identical to the Series C Preferred (amended as described above).   Among other things:

(a)           The Series D Preferred Stock ranks on parity with the Series C Preferred Stock, but will rank senior to all other series of preferred stock and to the common stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up;

(b)           Dividends on the Series D Preferred Stock will be payable solely in shares of Series D Preferred at 8% per annum (i.e. 0.08 shares per share per year).  Although unpaid dividends would continue to bear interest at 8.0% per annum, the Company would not expect to incur interest expense since it can pay the dividends currently through the issuance of additional shares of Series D Preferred Stock;

(c)           The holders of Series D Preferred Stock will have the right, voting with the holders of the Series C Preferred Stock to appoint four of the seven directors of the Company until the earliest date on which either (i) less than an aggregate of 500,000 shares of Series C Preferred Stock and Series D Preferred Stock remain outstanding or (ii) the holders of record of a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting as a single class, elect to eliminate their right to appoint such directors.  On all other matters, the holders of Series D Preferred Stock will vote with the holders of the common stock and the holders of Series C Preferred Stock as a single class provided that each share of Series D Preferred Stock will have 11 votes on such matters;

(d)           Upon any liquidation, dissolution or winding up of the Company, no distribution may be made to the holders of shares of stock ranking junior to the Series D Preferred Stock until the holders of Series D Preferred Stock have received an amount per share equal to 105% of the $11.00 original issue price of the Series D Preferred Stock and all shares representing accrued and unpaid dividends thereon, whether or not declared, on the date of such payment; and

(e)           Each share of Series D Preferred Stock will be exchangeable at any time at the election of the holder of the Series D Preferred Stock for 18.644068 shares of common stock.

A copy of the Series D Certificate of Designation is attached hereto as Exhibit 4.2 and sets out all of the terms of the Series D Preferred Stock.

Mykonos has appointed a majority of the Company's Board of Directors pursuant to its right to do so as the holder of all 1,000,000 shares the Company’s Series C Preferred Stock outstanding prior to the issuance of Series D Preferred Stock to Crestpark.  The terms of the Amended Series C Certificate of Designation and the terms of the Series D Certificate of Designation were negotiated and approved by a Special Committee of the Board of Directors consisting solely of a disinterested director.  Among other things, the Special Committee obtained an opinion from Stern Brothers Valuation Advisors that the terms of the recapitalization transaction, consisting of the Debt Conversion described in Item 1.01 of this Report on Form 8-K and the amendments to the terms of the Series C Preferred Stock described in this Item 5.03, are fair, from a financial point of view, to the common stock shareholders of the Company.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this report:

4.1	Amended and Restated Certificate of Designation, Preferences and Rights of Preferred Stock Designated Series C 8% Cumulative, Compounding Exchangeable Preferred Stock.

4.2	Certificate of Designation, Preferences and Rights of Preferred Stock Designated Series D 8% Cumulative, Compounding Exchangeable Preferred Stock.

10.1	Debt Conversion Agreement, dated June 30, 2011, by and between the Company and Crestpark LP, Inc.

10.2	Amended and Restated Registration Rights Agreement, dated June 30, 2011, by and between the Company, Mykonos 6420, LP and Crestpark LP, Inc.

99.1	Company Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

July 1, 2011